SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


   Date of Report (Date of earliest event reported): February 12, 2007


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  000-14465              52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)


                     23 Hudson Street, Annapolis, MD 21401
                    (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
following   provisions  (see  General  Instruction  A.2.  below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






ITEM 8.01 - OTHER EVENTS

On February 12, 2007, the Registrant Sonex Research, Inc. ("Sonex") issued a news release announcing that it intends to respond to a notice from the SEC by entering into an offer of settlement to revoke the registration of its Common Stock. The Registrant also posted the following announcement regarding this subject to its website www.sonexresearch.com:


SONEX INTENDS TO RESPOND TO SEC NOTICE BY ENTERING INTO OFFER
OF SETTLEMENT WITH THE SEC TO REVOKE STOCK REGISTRATION


ANNAPOLIS, MARYLAND, February 12, 2007 - SONEX RESEARCH, INC. (OTC: SONX), a leader in the field of combustion technology, announced today that it recently received a letter from the Securities and Exchange Commission ("SEC") stating that because Sonex is delinquent in its annual and quarterly reporting requirements under Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Company may be subject, without further notice, to an administrative proceeding under Section 12(j) of the Exchange Act to revoke its registration under the Exchange Act if all required reports were not filed within 15 days of the date of the letter.

Sonex is unable to file all required reports within the prescribed time period. The Company has determined that the most prudent course of action is to submit an Offer of Settlement (the "Offer") to the SEC in anticipation of the proceedings that may be instituted against Sonex by the SEC. Sonex has been in contact with the SEC (through counsel) and intends to submit the Offer to the SEC within the next few days and, shortly thereafter, Sonex expects to enter into a Consent Order with the SEC. The Consent Order is expected to state that Sonex has failed to comply with Exchange Act Section 13(a) and Rules 13a-1 and 13a-13 thereunder while its Common Stock was registered with the Commission, and to order that pursuant to Section 12(j) of the Exchange Act, registration of the Common Stock of Sonex registered pursuant to Section 12 of the Exchange Act be revoked. Additionally, upon the final order signed by the SEC, Sonex's common stock will no longer be allowed to trade over the counter (the stock is currently quoted on the Pink Sheets Electronic Quotation Service), which may adversely affect the value and liquidity of the stock.

In making the decision to enter into the Offer, management considered a number of factors and obtained advice of legal counsel. Management believes that had Sonex failed to respond to the notice from the SEC rather than proposing to submit an Offer of Settlement, the SEC's Division of Enforcement likely would have issued an Order Instituting Proceedings before an Administrative Law Judge, resulting in a default revocation of registration.

Sonex has not filed an Annual Report on Form 10-KSB for any year subsequent to the year ending December 31, 2003, nor quarterly reports on Form 10-QSB for any period subsequent to the quarter ending September 30, 2004. Sonex became delinquent in its filings with the SEC primarily because of the lack of the financial resources to engage an independent registered public accounting firm to conduct audits of the related financial statements and the lack of staffing to prepare the periodic reports, due in large part to the amount of time management has devoted and the amount of funds Sonex has spent in responding to litigation. Sonex has continued to file with the SEC, however, Current Reports on Form 8-K to disclose all material events. The 8-K filings, as well as the past Forms 10-KSB and 10-QSB, are available upon request from Sonex or on the SEC's website at www.sec.gov. Additionally, Sonex intends to continue to report on all material events by posting such information on its website at www.sonexresearch.com.

Once the Company's registration is revoked and there is no longer a public market for its Common Stock, stockholders will be prohibited from transferring or selling their shares except in exempt transactions that are in compliance with the United States and applicable state securities laws. For example, shareholders may be able to sell or transfer their shares as long as the shareholders consult with their own legal counsel and comply with the requirements of Rule 144 and other applicable sections of the Securities Act of 1933. Further, the Company will only be able to raise additional capital through the issuance of stock or debt in private offerings that are exempt from the registration requirements of the Securities Act of 1933.

Should the Company be in a position in the future to have its securities once again registered, it can do so by filing the appropriate form of registration statement with the SEC. While there is considerable expense associated with a registration statement, Sonex understands that it would not also have to incur the costs of filing all previously delinquent reports.

Dr. Andrew A. Pouring, Sonex Chairman of the Board, CEO and President, said "The consent to revocation of SEC registration is not expected to have any immediate adverse effect on the operations of the Company. We look forward to building on increased commercial interest in the Sonex Combustion System (SCS) for heavy fuel engines (HFEs)."

In November 2006 (as previously disclosed on the Form 8-K filed with the SEC on November 7, 2006), Sonex licensed a part of the SCS HFETM technology to Insitu, Inc. (Bingen, WA, www.insitu.com), a pioneer developer of long-range, unmanned, autonomous aircraft. Insitu is best known for its long endurance, low cost unmanned aerial systems (UAS) such as the ScanEagle(R) UAS, developed in partnership with Boeing [NYSE: BA]. ScanEagle is used to provide services for the US Marine Corps, US Navy, and Australian Army, and has logged more than 30,000 hours of flight time since being deployed in 2004. In January 2007 Insitu announced that it set an endurance flight mark for its ScanEagle by running its engine modified with licensed HFE technology from Sonex, along with other enhancements developed by Insitu engineers, on JP-5 heavy fuel. Insitu expects to sell ScanEagles equipped with engines incorporating SCS HFETM technology later this year. Sonex continues to provide services to Insitu for further development of licensed SCS HFETM technology under a Collaboration Agreement also signed in November 2006.

Dr. Pouring added that as word spreads of the Insitu license and successful HFE flight, Sonex is fielding numerous inquiries for its HFE conversion process. "Sonex expects to generate new funded projects for the continued development and commercial application of the SCS HFETM technology. Our challenge will be to expand the Company's capabilities, which may require additional funding. We are assessing the future needs of the Company and will work to develop an appropriate strategy for moving forward, including how best to maximize shareholder value. Sonex seeks to attract qualified, capable assistance to pursue commercialization not only of the SCS HFETM technology but also of its piston-based technology for larger engines. It is possible, however, that revocation of our SEC registration may make raising capital and attracting qualified people more difficult."

"Management will continue to work hard towards the best result for our shareholders" said Dr. Pouring. "I believe the commercial potential of the SCS technology will permit shareholders to realize significant value from their holdings, whether through a strategic corporate transaction of some form or through future public trading of our stock."


Contact: George E. Ponticas, CFO, Sonex Research, Inc., tel: 410-266-5556, email: george.ponticas@sonex-na.com, website: www.sonexresearch.com.


ScanEagle(R) is a registered trademark of the Boeing Company.


About Sonex

Sonex Research, Inc., a leader in the field of combustion technology, is developing its patented Sonex Combustion System (SCS) piston-based technology for in-cylinder control of ignition and combustion, designed to increase fuel mileage and reduce emissions of internal combustion engines. Sonex plans to complete development, commercialize and market its Sonex Controlled Auto Ignition (SCAI) combustion process to the automotive industry to improve fuel efficiency of gasoline powered vehicles. Additionally, independent third-party testing has confirmed the potential of the SCS application for direct-injected diesel engines to significantly reduce harmful soot in-cylinder without increasing fuel consumption. Other SCS designs are being used to convert gasoline engines of various sizes to operate on safer, diesel-type "heavy fuels" for use in military and commercial applications requiring light weight and safe handling and storage of fuel, such as in UAVs (unmanned aerial vehicles).


CAUTION REGARDING FORWARD-LOOKING STATEMENTS

"Forward-looking" statements contained in this report, as well as all publicly disseminated material about the Company, are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act. Such statements are based on current expectations, estimates, projections and assumptions by management with respect to matters such as commercial acceptance of the SCS technology, the impact of competition, and the Company's financial condition or results of operations. Readers are cautioned that such statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements.



                                 ###


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


February 12, 2007


SONEX RESEARCH, INC.
Registrant



/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer and Secretary